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                                                                   Exhibit 10.51

                                  BILL OF SALE

     Premier Graphics, Inc., a Delaware corporation ("Seller") for and in consideration of the sum of Two Million Seven Hundred Seventy Four Thousand Seven Hundred Six and 00/100 Dollars ($2,774,706.00) to be paid in accordance with the terms of a promissory note of even date herewith from John P. Miller ("Buyer") does hereby bargain, sell, grant and convey unto Buyer all of Seller's right, title and interest in that certain web press more particularly described on Exhibit A attached hereto (the "Web Press").

     Seller warrants to Buyer that Seller owns all of the right, title and interest in and to the Web Press; provided, however, Buyer acknowledges that Seller has granted a security interest in the Web Press to General Electric Capital Corporation ("GECC") and First American National Bank ("First American") as collateral for indebtedness owed to GECC and First American by Seller. Buyer further acknowledges that the transfer of the Web Press to Buyer is subject to the liens of GECC and First American. Seller covenants and agrees that upon payment in full of all amounts due and owing under the Promissory Note, Seller will cause GECC and First American to release their respective liens against the Web Press.

     SELLER MAKES NO OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE WEB PRESS OR ITS CONDITION AND PERFORMANCE; AND SELLER SELLS AND DELIVERS THE WEB PRESS TO BUYER, AND BUYER ACCEPTS THE WEB PRESS, "AS IS AND WHERE IS".

     This bill of sale will be governed by the law of the State of Tennessee.

     IN WITNESS WHEREOF, Seller and Buyer have executed this bill of sale as of the 31/st/ day of December, 1997.

                                         Premier Graphics, Inc.



                                         By: /s/ John P. Miller
                                             ------------------

                                         Its: President



                                         /s/ John P. Miller
                                         ------------------
                                         John P. Miller